Exhibit 99.4

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

InKine Pharmaceutical Company, Inc.

1787 Sentry Parkway West

Building 18, Suite 440

Blue Bell, Pennsylvania 19422

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex C to, and to the reference thereto under the captions “SUMMARY — Opinion of InKine’s Financial Advisor,” and “THE MERGER — Opinion of InKine’s Financial Advisor — UBS Securities LLC” in, the Joint Proxy Statement/Prospectus of InKine Pharmaceutical Company, Inc. (“InKine”) and Salix Pharmaceuticals, Ltd. (“Salix”) relating to the proposed merger transaction involving InKine and Salix, which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Salix. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/    UBS SECURITIES LLC

UBS SECURITIES LLC

New York, New York

July 18, 2005